Exhibit 10.1

AMENDMENT NO. 1

TO

INVESTMENT MANAGEMENT TRUST AGREEMENT

AMENDMENT NO. 1 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 1 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of November 22, 2024, by and between AI Transportation Acquisition Corp, a Cayman Islands exempted corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee” and together with the Company, the “Parties”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on November 8, 2023, the Company consummated its initial public offering of units of the Company (the “Units”), each of which is composed of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Share”), and one right entitling the holder thereof to receive one-eighth (1/8th) of Ordinary Share upon consummation of an initial business combination, subject to adjustment (such initial public offering hereinafter referred to as the “Offering”);

WHEREAS, $60,600,000 of the gross proceeds of the Offering and sale of the private placement units were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Ordinary Shares included in the Units issued in the Offering pursuant to the Investment Management Trust Agreement made effective as of November 8, 2023, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, the Company has sought and received the requisite approval of the holders of its Ordinary Shares at an Extraordinary General Meeting in lieu of the Company’s 2024 annual general meeting, held on November 22, 2024 to: (i) extend the date before which the Company must complete a business combination from November 10, 2024, subject to twelve one-month extensions to November 10, 2025 (or such earlier date after November 10, 2024 as determined by the Company’s board of directors) (the “Extension Amendment”) and (ii) extend the date before which the Company must complete a business combination from November 10, 2024, subject to twelve one-month extensions to November 10, 2025 (or such earlier date after November 10, 2024 as determined by the Company’s board of directors) by depositing into the trust account $0.0333 per public share (the “Trust Amendment”); and

WHEREAS, the Parties desire to amend the Amended Agreement to, among other things, reflect amendments to the Amended Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Trust Agreement.

1.1 The following Section 1(i) is hereby amended and restated to read in its entirety as follows:

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $50,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is, the later of (1) 24 months after the closing of the Offering and (2) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $50,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Shareholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i) the Trustee shall keep the Trust Account open until twelve (24) months following the date the Property has been distributed to the Public Shareholders.

1.3 The following last sentence of the second paragraph of Exhibit B of the Original Agreement is here by amended and restated to read in its entirety as follows:

The Company has selected 24 months from the closing of this offering as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds.

All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

2. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

3. Compliance with Amendments. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

4. Governance. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

AI TRANSPORTATION ACQUISITION CORP

By:	/s/ Yongjin Chen
Name:	Yongjin Chen
Title:	Chief Executive Officer